THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK WASHINGTON, D.C.

         HINE

April 29, 2004

Blue Chip Investor Funds

480 N. Magnolia Avenue Suite 103

El Cajon, CA 92020

Re:  Blue Chip Investor Funds, File Nos. 333-73104 and 811-10571

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 1 to Blue Chip Investor Funds’ Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP

DSM/JMS